Exhibit 10.7

Second AMENDMENT TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO OTHER LOAN DOCUMENTS (this “Agreement”) is made as of this 6th day of July, 2018, by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America (“Initial Lender”), having an address at 383 Madison Avenue, New York, New York 10179 and PARLEX 4 FINANCE, LLC, a Delaware limited liability company, having an address at c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154 (“Note A-2 Lender”; Note A-2 Lender, together with Initial Lender and each of their respective successors and/or assigns, each a “Co‑Lender” and, collectively, “Lender”), THE ENTITIES SET FORTH ON SCHEDULE I ATTACHED HERETO, each having its principal place of business at c/o CorePoint Lodging Inc., MacArthur Ridge II, 909 Hidden Ridge Boulevard, Irving, Texas 75038 (together with their respective successors and assigns, each, an “Individual Borrower” and, collectively, “Borrower”) and COREPOINT TRS L.L.C., having its principal place of business at c/o CorePoint Lodging Inc., MacArthur Ridge II, 909 Hidden Ridge Boulevard, Irving, Texas 75038 (together with its respective successors and assigns, “Operating Lessee”).

W I T N E S S E T H:

WHEREAS, Borrower, Operating Lessee and Initial Lender entered into that certain Loan Agreement, dated as of May 30, 2018, as amended by that certain First Amendment to Loan Agreement and Omnibus Amendment to Other Loan Documents, dated as of June 12, 2018, by and among Borrower, Operating Lessee and Lender (as amended, the “Original Loan Agreement”) (the Original Loan Agreement, as amended by this Agreement and as the same may further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”) pursuant to which Initial Lender made a loan to Borrower and Operating Lessee in the original principal amount of $1,035,000,000.00 (the “Loan”);

WHEREAS, Initial Lender assigned its right, title and interest in the Note A-2 (as defined in the Loan Agreement) to Note A-2 Lender prior to the date hereof; and

WHEREAS, Borrower, Operating Lessee and Lender desire to amend certain provisions of the Loan Agreement and the other Loan Documents and Borrower, Operating Lessee and Lender have agreed in the manner hereinafter set forth to modify the terms of the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Operating Lessee and Lender hereby agree as follows:

1.Section 1.1 of the Original Loan Agreement is hereby amended to delete the definition of “Component” in its entirety and to replace it with the following:

““Component” shall mean, individually, any one of Component A, Component B, Component C, Component D, Component E and Component HRR, and “Components” shall mean, collectively, Component A, Component B, Component C, Component D, Component E and Component HRR.”

2.Section 1.1 of the Original Loan Agreement is hereby amended to delete the definition of “Component F” in its entirety and to replace it with the following:

““Component HRR” shall mean the component of the Loan designated as “HRR” in Section 2.1.5 hereof.”

3.Section 1.1 of the Original Loan Agreement is hereby amended to delete the definition of “LIBOR Rate Spread” in its entirety and to replace it with the following:

““LIBOR Rate Spread” shall mean, with respect to each Component the following amounts, as the same may be reallocated pursuant to, and in accordance with the restrictions and limitations contained in Section 9.1.2 and which shall be increased for each Component by 15 basis points (0.15%) from and after the Interest Period applicable to the Payment Date in July, 2023 in accordance with Section 2.8(d), without duplication of any increase with respect to the Prime Rate Spread or the Alternate Rate Spread in accordance with Section 2.8(d), as applicable, and an additional 10 basis points (0.10%) from and after the Interest Period applicable to the Payment Date in July, 2024 in accordance with Section 2.8(e), without duplication of any increase with respect to the Prime Rate Spread or the Alternate Rate Spread in accordance with Section 2.8(e), as applicable:

(a)Component A:2.293208203%

(b)Component B:2.593208203%

(c)Component C:2.893208203%

(d)Component D:3.393208203%

(e)Component E:3.008400000%

(f)Component HRR:3.945268687%”

4.Section 2.1.5 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Components of the Loan.  For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Components A, B, C, D, E and HRR.  The principal amount of the Components shall be as follows:

COMPONENT	PRINCIPAL AMOUNT
A	$486,000,000
B	$127,000,000
C	$86,000,000
D	$130,000,000
E	$107,000,000
HRR	$99,000,000

5.Section 2.3.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.3.1Monthly Debt Service Payments.  Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including June 14, 2018, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (b) on each Payment Date commencing on the Payment Date occurring in July, 2018 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to interest due for the related Interest Period and then to any other amounts due and unpaid pursuant to this Agreement and the other Loan Documents.  The Monthly Debt Service Payment Amount paid pursuant to this Section 2.3.1 shall be applied:  (i) first, to the payment of interest due and payable on Component A; (ii) second, to the payment of interest due and payable on Component B; (iii) third, to the payment of interest due and payable on Component C; (iv) fourth, to the payment of interest due and payable on Component D; (v) fifth, to the payment of interest due and payable on Component E; and (vi) sixth, to the payment of interest due and payable on Component HRR.”

6.Section 2.4.4 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.4.4

Application of Prepayments to Components.  Except for any prepayment made prior to a rated Securitization of the Loan and any prepayment of any portion of the Free Prepayment Amount made after a rated Securitization of the Loan, any mandatory prepayment of the principal of the Loan made pursuant to Section 2.4.2 hereof and any other voluntary prepayments of principal of the Loan made pursuant to Section 2.4.1 or otherwise when no Event of Default exists shall be applied by Lender between the Components as follows:  (a) first, to the reduction of the outstanding principal balance of Component A, until reduced to zero, (b) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (c) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (iv) fourth, to the reduction of the outstanding principal balance of Component D until reduced to zero, (v) fifth, to the reduction of the outstanding principal balance of Component E until reduced to zero, and (vi) sixth, to the reduction of the outstanding principal balance of Component HRR until reduced to zero.  Any prepayment made prior to a rated Securitization of the Loan and any prepayment of any portion of the Free Prepayment Amount made after a rated Securitization of the Loan shall be applied to each Component of the Loan on a pro rata pari passu basis.  Notwithstanding the foregoing to the contrary, during the continuance of any Event of Default, any payment of principal from whatever source may be applied by Lender among the Components in Lender’s sole discretion.”

7.From and after the date hereof, (i) all references in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) all references in the other Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended by this Agreement, (iii) all references in the Loan Documents to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Loan Document shall mean the corresponding Loan Document as amended by this Agreement, (iv) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents as amended by this Agreement, collectively (and any reference to any particular Loan Document shall mean the corresponding Loan Document as amended by this Agreement) and (v) all terms in the Loan Documents which, by the terms thereof, have the meanings set forth in the “Loan Agreement” shall have the respective meanings set forth in the Loan Agreement as amended by this Agreement.

8.Except as otherwise expressly modified hereby, all terms, covenants and provisions of each Loan Documents are ratified and confirmed and shall remain in full force and effect as first written.

9.Any and all guaranties and indemnities for the benefit of Lender (including, without limitation, (a) that certain Guaranty Agreement, dated as of May 30, 2018, from Guarantor, to Lender, and (b) that certain Environmental Indemnity Agreement, dated as of May 30, 2018, from Borrower and Operating Lessee to Lender) shall not be released, diminished, impaired, reduced or adversely affected by this Agreement, and all obligations thereunder shall remain in full force and effect in accordance with their respective terms.

10.The execution, delivery and effectiveness of this Agreement shall not, except to the extent expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents by any of the parties hereto.

11.Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared or drafted the same, it being agreed that all parties to this Agreement participated in the preparation hereof.

12.This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.Borrower, Operating Lessee and Lender hereby ratify and confirm the Loan Agreement and all other Loan Documents, in each case, as modified hereby.  Except as modified and amended by this Agreement, the Loan, the Loan Agreement and the other Loan Documents and the respective obligations of Lender, Borrower and Operating Lessee thereunder shall be and remain unmodified and in full force and effect.

14.No further modification, amendment, extension, discharge, termination or waiver hereof shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

15.This Agreement shall be construed and enforced in accordance with the laws of the State of New York.  If any provision hereof is not enforceable, the remaining provisions of this Agreement shall be enforced in accordance with their terms.

16.This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17.This Agreement constitutes the entire agreement between Borrower, Operating Lessee and Lender with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

18.The recitals hereto are hereby incorporated into this Agreement as if fully set forth herein.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BORROWER:

CPLG TX PROPERTIES L.L.C.,

CPLG PROPERTIES L.L.C.,

CPLG FL PROPERTIES L.L.C.,

CPLG BLOOMINGTON L.L.C.,

CPLG SANTA ANA L.L.C.,

CPLG PRIME MEZZ L.L.C.,

CPLG PORTFOLIO EAST L.L.C.,

CPLG WELLESLEY PROPERTIES L.L.C.,

CPLG MD BUSINESS L.L.C.,

CPLG ST. ALBANS L.L.C.,

CPLG WEST PALM BEACH L.L.C.,

CPLG ACQUISITION PROPERTIES L.L.C.,

CPLG CHICAGO L.L.C.,

CPLG CHARLESTON L.L.C.,

CPLG VIRGINIA BEACH L.L.C.,

CPLG RANCHO CORDOVA L.L.C.,

CPLG FT. MYERS L.L.C.,

CPLG THOUSAND OAKS L.L.C,

CPLG CHARLOTTE L.L.C.,

CPLG FORT LAUDERDALE L.L.C.,

CPLG GARDEN CITY L.L.C.,

CPLG SOUTH BURLINGTON L.L.C.,

CPLG ISLIP L.L.C.,

each a Delaware limited liability company

By: /s/ David Bradtke

Name: David Bradtke
Title: Senior Vice President, Tax

OPERATING LESSEE:

COREPOINT TRS L.L.C.,

each a Delaware limited liability company

By: /s/ David Bradtke

Name: David Bradtke
Title: Senior Vice President, Tax

[Signature Page to First Amend. to Loan Agreement]

ACKNOWLEDGED AND AGREED:

GUARANTOR:

CorePoint Operating Partnership L.P., a Delaware limited partnership

By: CorePoint OP GP L.L.C., its general partner

By: /s/ David Bradtke

Name: David Bradtke

Title: Senior Vice President, Tax

LENDER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Simon B. Bruce

Name: Simon B. Bruce

Title: Vice President

PARLEX 4 FINANCE, LLC

By: /s/ Tim Johnson

Name: Tim Johnson

Title: Authorized Signatory

SCHEDULE I

BORROWER

1.	CPLG TX PROPERTIES L.L.C.
2.	CPLG PROPERTIES L.L.C.
3.	CPLG FL PROPERTIES L.L.C.
4.	CPLG FT. MYERS L.L.C.
5.	CPLG THOUSAND OAKS L.L.C.
6.	CPLG CHARLOTTE L.L.C.
7.	CPLG FORT LAUDERDALE L.L.C.
8.	CPLG GARDEN CITY L.L.C.
9.	CPLG SOUTH BURLINGTON L.L.C.
10.	CPLG ISLIP L.L.C.
11.	CPLG ST. ALBANS L.L.C.
12.	CPLG WEST PALM BEACH L.L.C.
13.	CPLG ACQUISITION PROPERTIES L.L.C.
14.	CPLG CHICAGO L.L.C.
15.	CPLG CHARLESTON L.L.C.
16.	CPLG VIRGINIA BEACH L.L.C.
17.	CPLG RANCHO CORDOVA L.L.C.
18.	CPLG WELLESLEY PROPERTIES L.L.C.
19.	CPLG MD BUSINESS L.L.C.
20.	CPLG BLOOMINGTON L.L.C.
21.	CPLG SANTA ANA L.L.C.
22.	CPLG PRIME MEZZ L.L.C.
23.	CPLG PORTFOLIO EAST L.L.C.